                              SEPARATION AGREEMENT
                              --------------------

     This Separation Agreement is entered into as of this 11th day of August, 1998 by and between Aseco Corporation, a Delaware corporation (the "Company"),
                                                                    -------
and Carl S. Archer, Jr. ("Archer").
                          ------

                                   Recitals:
                                   --------

     WHEREAS, Archer has served as the President and Chief Executive Officer of the Company;

     WHEREAS, Archer relinquished his position as President of the Company on May 12, 1998 and as Chief Executive Officer of the Company on August 11, 1998;

     WHEREAS, Archer and the Company are parties to a Severance Agreement dated as of December 30, 1996 (the "1996 Severance Agreement"); and
                              ------------------------

     WHEREAS, in connection with the termination of Archer's employment with the Company, the Company and Archer wish to provide for the payment of certain compensation and the provision of certain benefits to Archer by the Company in lieu of Archer's rights under the 1996 Severance Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Interim Employment.  From the date of this Agreement until October 31,
          ------------------
1998 (the "Employment Period"), Archer shall remain a full-time employee of the
           -----------------
Company reporting directly to the Chief Executive Officer of the Company.

     2.   Consulting.  From November 1, 1998 until August 10, 1999 (the
          ----------
"Consulting Period", and together with the Employment Period, the "Service
------------------                                                 -------
Period"), Archer shall render such executive-level consulting services as the
------
Chief Executive Officer of the Company may reasonably request; provided,
                                                               --------
however, that Archer shall not be required to render more than 5 days of service
-------
per month and shall not be required to travel outside of Massachusetts in connection with performing such services. Archer's obligations under this
Section 2 shall terminate upon a Change in Control (as defined below).

     3.   Compensation.  As consideration for agreeing to provide the foregoing
          ------------
employment and consulting services, the Company shall pay Archer during the Service Period a fee of $200,000, payable in bi-weekly installments (net of all applicable withholding taxes). The Company's obligation under this Section 3 shall be absolute and unconditional, but shall terminate upon a Change in Control.

     4.   Severance Payments.  As consideration for past services rendered by
          ------------------
Archer, the Company shall pay him $15,000 per month (net of all applicable withholding taxes) during the two-year period commencing on the first anniversary of the date of this Agreement; provided, however, that upon a Change
                                           --------  -------
in Control the Company shall pay Archer an amount equal to $560,000 minus the total amount theretofore paid to him pursuant to Sections 3 and 4 of this Agreement. The Company, in its sole discretion, shall have the right to prepay any or all amounts that it is required to pay pursuant to Sections 3 and 4 of this Agreement. As used in this Agreement, the term "Change in Control" shall
                                                      -----------------
mean (i) the sale, lease, transfer or other disposition by the Company of all or substantially all of its assets in a single transaction or a series of related transactions; (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to such merger or consolidation hold less than 50% of the outstanding voting stock of the surviving or resulting corporation immediately following such transaction; or
(iii) the sale or exchange (to or with any person or entity other than the Company) by the stockholders of the Company of more than 50% of the outstanding voting stock of the Company in a single transaction or series of related transactions.

     5.   Benefits Continuation.  During the four-year period commencing on the
          ---------------------
date of this Agreement, the Company shall provide to Archer the health, dental and life insurance benefits made generally available to executive officers of the Company; provided, however, that the Company shall have no obligation to
             --------  -------
provide the foregoing benefits if the annual cost to the Company of doing so is greater than $15,000. In the event the annual cost to the Company of providing the foregoing benefits is greater than $15,000 Archer may either pay the Company an amount equal to the excess (and the Company shall thereafter be obligated to provide such benefits) or Archer may designate certain of the foregoing benefits the annual cost of which to the Company is less than $15,000 (and the Company shall thereupon be obligated to provide the benefits so designated.)

     6.   Stock Options.  Exhibit A hereto lists all options held by Archer to
          -------------   ---------
purchase shares of the Company's common stock. Notwithstanding the terms of the stock option agreements pursuant to which such options were granted and the termination of Archer's employment by the Company, each such option shall be exercisable at any time prior to the earlier of (i) August 11, 2001 and (ii) the expiration date of the option. Each of the options listed on Exhibit A shall be
                                                              ---------
fully vested and therefore exercisable in full as of the date of this Agreement.

     7.  Release.  Archer does hereby release, acquit, remise and forever
         -------
discharge the Company, its agents, officers, directors, shareholders, employees, affiliates, successors and assigns (collectively, "Released Parties") from all
                                                   ----------------
claims (including, without limitation, any claim to employment or reemployment, wages, or back wages, fees, expenses, benefits or compensation), damages, demands, liabilities, equities and causes of action of every kind and character, both known and unknown, in contract, tort or otherwise, including those past and present, accruing to Archer against the Released Parties, or any of them, at any time prior to the date of this Agreement. Archer hereby acknowledges and warrants that he is over eighteen years of age, is of sound mind, has fully read and understands all terms and conditions set forth herein, has had an opportunity to fully consult with his own counsel in connection herewith and is entering into this Agreement voluntarily and without any promise or benefit other than as set forth herein.

     8.   Miscellaneous.
          -------------

     (a) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including without limitation the 1996 Severance Agreement.

     (b) This Agreement may be amended or modified only by a written instrument executed by both the Company and Archer.

     (c) This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts.

     (d) This Agreement shall be binding upon and inure to the benefit of both parties and their respective heirs, successors and assigns, including any entity with which or into which the Company may be merged or which may succeed to its assets or business.

     (e) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     (f) In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                              ASECO CORPORATION


                              By:
                                 ---------------------------

                              Title:
                                    ------------------------


                              ------------------------------
                              Carl S. Archer, Jr.

                                                                       Exhibit A
                                                                       ---------



                Number of                        Expiration
 Grant Date       Shares      Exercise Price        Date
------------   -----------   ----------------   ------------

  01/12/94         90,000         $ 5.375         01/12/2004

  08/23/96        108,750         $10.375         08/23/2006

  10/18/96         36,250         $ 9.875         10/18/2006

  05/10/97         30,000         $ 9.875         05/10/2007

  08/11/98         20,000         $ 3.16          08/11/2008